                                                                  EXHIBIT 10.15


                           REIMBURSEMENT AGREEMENT


                 THIS REIMBURSEMENT AGREEMENT (such Reimbursement Agreement as supplemented or amended from time to time being referred to herein as this "Agreement" or this "Reimbursement Agreement") is made as of the 31st day of October, 1995, between American Retirement Communities, L.P. (the "Borrower"), a Tennessee limited partnership, FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("FUNB-NC"), a national banking association, and FIRST UNION NATIONAL BANK OF TENNESSEE ("FUNB-TN"), a national banking association (FUNB-NC and FUNB-TN are sometimes referred to hereinafter collectively as the "Credit Institution");

                                 WITNESSETH:

                 WHEREAS, the Lexington-Fayette Urban County Government, a political subdivision of the Commonwealth of Kentucky (the "Issuer"), has financed a part of the cost of the acquisition of approximately 20 acres of land located at the corner of Rio Dosa Drive and Man O' War Boulevard in Lexington, Kentucky, and the renovation, development, equipping and installation by the Borrower of 175 apartment units (the "Project"), through the issuance, pursuant to a Trust Indenture dated as of May 1, 1985 (the "1985 Indenture") between the Issuer and Third National Bank in Nashville, a national banking association organized and existing under the laws of the United States of America, 424 Church Street, Sixth Floor, Nashville, Tennessee 37219, as Trustee (the "Trustee"), of Eleven Million Dollars ($11,000,000.00) aggregate principal amount of Issuer's Residential Facilities Revenue Bonds (Richmond Place Associates, L.P. Project) Series 1985 (the "Series 1985 Bonds"), to one or more bond purchasers (the "Bond Purchaser");

                 WHEREAS, the Richmond Place Associates, L.P. ("RPLP"), a Delaware limited partnership and predecessor in interest to Borrower, requested the Issuer to issue its Lexington-Fayette Urban County Government Residential Facilities Refunding Revenue Bonds (Richmond Place Associates, L.P. Project) Series 1987 (the "Bonds") in the aggregate principal amount of $11,000,000 issued under and pursuant to a Trust Indenture, dated as of April 1, 1987 by and between the Issuer and the Trustee in order to reimburse the Letter of Credit Issuer for the refunding of the Series 1985 Bonds;

                 WHEREAS, at the time of issuance of the Bonds, the RPLP granted a mortgage on, and a first perfected security interest in, the Project in favor of the Issuer, pursuant to a Loan Agreement and Mortgage by and between the RPLP and Issuer (the "Loan Agreement"), which has been assigned to the Trustee under the Indenture to secure payment of the Bonds; and

                 WHEREAS, Metropolitan Federal Savings and Loan Association issued its irrevocable letter of credit in an aggregate maximum amount of $11,916,667, as security for payment of the principal and interest on the Bonds in order to provide for the making of payments due from RPLP under the Loan Agreement;

                 WHEREAS, by Order No. 91-213, effective April 19, 1991, the Director of the Office of Thrift Supervision ("OTS") found that Metropolitan Federal Bank, the successor to Metropolitan Federal Savings and Loan Association and a Federal Savings Bank, Nashville, Tennessee (the "Association"), was in an unsafe and unsound condition to transact business because it had substantially insufficient capital, in that it had negative tangible capital, and that it was failing all of its capital requirements by significant margins. On that date, the OTS ordered the Association closed and appointed the Resolution Trust Corporation ("RTC") as Receiver for the Association. Also on that date, pursuant to the same order, the OTS created and chartered a new federal mutual savings association known as Metropolitan Federal Savings and Loan Association, F.A. ("Metropolitan Federal"). The RTC as Receiver for the Association entered into a Purchase and Assumption Agreement with Metropolitan Federal whereby Metropolitan Federal acquired certain assets and assumed certain liabilities of the Association. Following entry into that Agreement, the OTS took possession of Metropolitan Federal and appointed the RTC as Conservator of that institution, which appointment was accepted. On March 27, 1992, pursuant to OTS Order No. CIN-92-102, the OTS replaced the conservatorship with a receivership, and appointed the RTC as Receiver of Metropolitan Federal, which appointment was accepted; and

                 WHEREAS, pursuant to a Settlement Agreement dated September 27, 1994, by and between RPLP and Resolution Trust Corporation, as Receiver for Metropolitan Federal Bank, certain Bonds totalling $2,500,000.00 in amount were purchased and cancelled by Resolution Trust Corporation, as Receiver for Metropolitan Federal Bank, and the Letter of Credit previously issued by Metropolitan Federal Savings and Loan Association was to be replaced by a substitute letter of credit; and

                 WHEREAS, NationsBank of North Carolina, N.A. issued such substitute Letter of Credit (the "NBNC Letter of Credit") in the original stated amount of $8,176,875.00 to Trustee under the Indenture and RPLP assumed reimbursement obligations with respect thereto pursuant to a Reimbursement Agreement (the "NationsBank Reimbursement Agreement") dated as of November 1, 1994; and

                 WHEREAS, the obligations of RPLP under the NationsBank Reimbursement Agreement were assumed by Borrower pursuant to an Amendment to Reimbursement Agreement and Standby Note with Assumption and Release dated as of March 31, 1995; and

                 WHEREAS, Borrower has requested, and FUNB-NC has agreed, to replace the NBNC Letter of Credit by issuing its Letter of Credit in the original stated amount of $8,176,875.00 to the Trustee under the Indenture to secure the payment of the principal and purchase price of and interest on the remaining Bonds upon such terms and conditions as are mutually agreed upon by the Borrower, FUNB-NC and FUNB-TN; and

                 WHEREAS, the Borrower, FUNB-NC and FUNB-TN desire (a) to specify the conditions precedent to the issuance of the Letter of Credit by FUNB-NC, and (b) to provide for the payment to the Credit Institution of certain fees for the Letter of Credit, the reimbursement by the Borrower of amounts paid by the Credit Institution under the Letter of Credit, the indemnity by the Borrower of the Credit Institution pursuant to the terms of this Agreement, the security to be provided by Borrower to secure Borrower's performance under this Agreement, and certain other matters.

                 NOW, THEREFORE, in consideration of the premises and the agreements contained in this Agreement, the Borrower, FUNB-NC and FUNB-TN agree as follows:

                                 ARTICLE I.
                                 DEFINITIONS

                 The terms "Code," "Note", "Loan Agreement", "Person," "Regulatory Agreement," "Remarketing Agent," "Remarketing Agreement," "Seasoned Moneys," "Trustee" and all other capitalized terms used and not defined herein shall have the meanings given thereto in the Indenture, as hereinafter defined. As used in this Agreement, in addition to the terms previously defined herein or defined in Section 1.01 of the Indenture, the following terms shall have the meanings as provided in this Article 1. Unless otherwise provided, each of the financial terms not specifically defined herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis, and the computation of any such term is to be determined both as to classification of items and as to amounts in accordance with generally accepted accounting principles. Unless otherwise indicated, references to Articles or Sections refer to those in this Agreement.

                 "Anniversary Date" shall mean the same day and month as the Date of Issuance occurring in any subsequent year.

                 "Business Day" shall have the same meaning as provided in the Letter of Credit.

                 "Collateral Agreement" shall mean the Collateral Assignment of Accounts Receivable dated as of the date hereof by and between A.R.C. Management Corporation and the Credit Institution, as supplemented or amended from time to time.

                 "Collateral Real Estate" shall mean the fee simple interest of Borrower in the approximately 20 acres of real property in Fayette County, Kentucky and the fee simple interest of Borrower in the Project, conveyed pursuant to the Mortgage as security for the obligations of the Borrower under this Agreement.

                 "Credit Institution" shall mean FUNB-NC and/or FUNB-TN, as the context may indicate, their successors and assigns.

                 "Date of Issuance" shall mean the date on which the Letter of Credit is issued and becomes effective.

                 "Default" shall mean any condition or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder.

                 "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and the Superfund Amendments and Reauthorization Act (SARA); the Resource Conservation and Recovery Act (RCRA); the Emergency Planning and Community Right to Know Act; the Clean Water Act (the Federal Water Pollution Control Act); the Safe Drinking Water Act; the Clean Air Act; the Surface Mining Control and Reclamation Act; the Coastal Zone Management Act; the Noise Control Act; the Occupational Safety and Health Act; the Toxic Substances Control Act (TSCA); the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA); any so-called "Superfund" or "Superlien" law; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement of any governmental body regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, or toxic or dangerous chemical, waste, substance or material.

                 "Event of Default" shall mean any of the Events of Default as defined in Section 5.1 hereof.

                 "Financing Documents" shall mean the Bonds, the Indenture, the Loan Agreement, the Note, this Reimbursement Agreement, the Standby Note, the Mortgage, the Security Agreement, the Collateral Agreement, the Pledge Agreement, the Guaranty Agreements, and the Remarketing Agreement.

                 "Guarantors" shall mean American Retirement Corporation, a Tennessee corporation,; A.R.C. Management Corporation, a Tennessee corporation; American Retirement Communities, L.L.C. ("ARC, LLC"), a Tennessee limited liability company; ARC Fort Austin Properties, Inc., a Tennessee corporation; ARC Corpus Christi, Inc., a Tennessee corporation; ARC Oak Park, Inc., a Tennessee corporation; ARC Equities-Lexington, Inc., a Tennessee corporation; and ARC Chattanooga, Inc., a Tennessee corporation and their respective successors and assigns.

                 "Guaranty Agreement" shall mean collectively, the Guaranty Agreements, dated as of the date hereof, made by the respective Guarantors in favor of the Credit Institution, pursuant to which, among other things, the Guarantors have agreed to guarantee all obligations of the Borrower hereunder, under the Standby Note and under the other Financing Documents, as supplemented or amended from time to time, subject however to such limitations (if any) as appear in such Guaranty Agreements.

                 "Hazardous Materials" shall mean any hazardous, toxic or dangerous chemical, substance, waste or material defined as such in any of the Environmental Laws.

                 "Indenture" shall mean the Trust Indenture dated as of April 1, 1987 by and between the Issuer and the Trustee as revised pursuant to that Amended and Restated Indenture between the Issuer and the Trustee dated as of November 1, 1994.

                 "Letter of Credit" shall mean the Letter of Credit issued by FUNB-NC to the Trustee pursuant to this Agreement in the form of Exhibit A hereto, as supplemented or amended from time to time.

                 "Maximum Rate" shall mean the maximum rate of interest permitted to be charged under applicable laws in effect from time to time.

                 "Mortgage" shall mean the Mortgage with Security Agreement and Assignment of Rents on the Collateral Real Estate and certain personal property of the Borrower, dated as of the date hereof, from the Borrower for the benefit of the Credit Institution, as supplemented or amended from time to time.

                 "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof by and between the Borrower and the Credit Institution, as supplemented or amended from time to time.

                 "Prime Rate" shall mean the fluctuating rate of interest established by FUNB-TN from time to time as its "Prime Rate," whether or not such rate shall be otherwise published. The Prime Rate is established by FUNB-TN as an index or base rate and may or may not at any time be the best or lowest rate charged by FUNB-TN on any loan. If at any time or from time to time the Prime Rate increases or decreases, then any interest rate hereunder based on the Prime Rate shall be correspondingly increased or decreased as of the date of the increase or decrease in the Prime Rate. In the event that FUNB-TN, during the term hereof, shall abolish or abandon the practice of establishing a Prime Rate, or should the same become unascertainable, the Credit Institution shall designate a comparable reference rate which shall thereafter be deemed to be the Prime Rate for purposes hereof.

                 "Reimbursement Account" shall mean the Reimbursement Account established pursuant to Section 3.1 hereof.

                 "Scheduled Termination Date" shall mean the "Stated Expiration Date" as set forth in the Letter of Credit.

                 "Settlement Agreement" shall mean the Settlement Agreement dated September 27, 1994 between the Borrower and the Resolution Trust Corporation, as Receiver for Metropolitan Federal Savings and Loan Associates.

                 "Standby Note" shall mean the standby promissory note of the Borrower described in Section 3.5 hereof, as supplemented or amended from time to time.

                 "Stated Amount" shall mean the face amount of the Letter of Credit initially equal to $8,176,875.00, representing a $8,010,000.00 principal portion and a $166,875.00 interest portion to cover 50 days' interest on the Bonds at an assumed rate equal to fifteen percent (15%) per annum, as it may be reduced and reinstated from time to time in accordance with the terms of the Letter of Credit.

                 "Tender Drawing" shall mean any drawing under the Letter of Credit pursuant to a drawing certificate in the form of Annex B to the Letter of Credit.

                 "Termination Date" shall mean the last day a drawing is available under the Letter of Credit.

                                 ARTICLE II.
                        REPRESENTATIONS BY BORROWER;
                 CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

                 SECTION 2.1. REPRESENTATIONS BY BORROWER. The Borrower makes the following representations for the benefit of the Credit Institution (which representations shall survive the issuance of the Letter of Credit):

                 (A) All representations and warranties made by the Borrower in the Loan Agreement are incorporated herein by reference and shall be deemed to have been made and reaffirmed by the Borrower for the benefit of the Credit Institution as if they were fully set forth herein.

                 (B) The Borrower owns a fee simple estate in the real property on which the Project is located, and the Borrower owns fee simple title to the Project, subject only to the Permitted Encumbrances (as defined in the Mortgage).

                 (C) The Borrower has the power to own its property and to carry on its business as now being conducted, is in good standing in the jurisdiction of its formation, and is qualified to do business in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                 (D) The Borrower has full partnership power and authority to enter into and execute and deliver each of the Financing Documents to which it is a party and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary partnership action. No consent or approval of limited partners or of any other person or public authority or regulatory body is required as a condition to the validity or enforceability of any of such Financing Documents, or, if required, the same has been duly obtained.

                 (E) The existing and contemplated use of the Project is and will be in conformity with all applicable governmental laws, ordinances, rules and regulations (including, but not limited to, the Americans with Disabilities Act and all other environmental, health, safety and zoning laws, ordinances, rules and regulations), and all variances and exceptions granted with respect thereto; and there is no existing, threatened or pending action, suit, proceeding, inquiry or investigation wherein an unfavorable decision, ruling or finding would in any way have an adverse effect on the Project, or its existing or intended use, or the repayment of the Bonds.

                 (F) The Borrower is in compliance with all applicable governmental laws and regulations applicable to the conduct of its business and the operation of the Project, the noncompliance with which would have a material adverse effect on the Borrower's financial condition or operations or the operation of the Project.

                 (G) The Borrower is in compliance with all applicable governmental laws and regulations and has all necessary certificates of need applicable to the conduct of its health agency business in Fayette County, Kentucky and in the surrounding counties of Bourbon, Scott, Jesamine and Franklin.

                 (H) All of the Financing Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower in accordance with their respective terms.

                 (I) The execution, delivery and performance by the Borrower of the Financing Documents will not: conflict with or result in a breach of any of the terms, conditions or provisions of the partnership agreement or the partnership certificate of the Borrower; conflict with or result in a breach of any governmental requirement applicable to the Borrower; conflict with, result in a breach of or require consent under any agreement, instrument or indenture to which the Borrower is a party, or by which it or any of its property is bound, or conflict with, result in a breach of, or constitute (with notice, lapse of time, or both) a default thereunder; result in the creation or imposition of any lien (other than the lien of the Mortgage) upon any of the property or assets of the Borrower; or result in or require the acceleration of any indebtedness of the Borrower.

                 (J) There are no actions, claims, suits or proceedings pending, or, to the knowledge of the Borrower, threatened or reasonably anticipated against or directly involving the Borrower at law or in equity or before or by any governmental authority and, to the best of the Borrower's knowledge, there is no possibility of any judgment, liability or award which may reasonably be expected to result in any material and adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower has received no notice that it is in default with respect to any governmental requirement or any judgment, order, writ, injunction, decree, rule, award or regulation of any governmental authority.

                 (K) The Borrower is not in default under any contract, agreement, commitment or other instrument which default would have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower, or in the performance of any covenants or conditions respecting any of its indebtedness. No holder of any indebtedness of the Borrower has given notice of any asserted default thereunder. No liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against it.

                 (L) Borrower is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money, nor is the Borrower in default under any provision of any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                 (M) No information furnished by or on behalf of the Borrower in connection with the negotiation of the issuance of the Letter of Credit contains any untrue statement of a material fact or omits a material fact necessary to make such information not misleading. There is no fact that the Borrower has not disclosed to the Credit Institution that materially adversely affects or, so far as the Borrower can now foresee based on facts known to it and based on opinions of the Borrower's partners, employees, agents and advisors concerning such facts, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower, or the ability of the Borrower to perform its obligations under the Financing Documents.

                 SECTION 2.2.  LETTER OF CREDIT COMMITMENT; PARTICIPATION.

                 (A) Subject to the terms and conditions set forth in this Agreement, FUNB-NC agrees to issue its Letter of Credit, in the form of Exhibit A hereto, in the original Stated Amount.

                 (B) Effective on the Date of Issuance, FUNB-TN shall be deemed to have irrevocably and unconditionally purchased and received from FUNB-NC, without recourse or warranty and without any further action on the part of either of them, an undivided interest and participation in all obligations of the Borrower hereunder and any security therefor or guarantees relating thereto. FUNB-NC shall notify FUNB-TN telephonically of the making and amount of each drawing and confirm such notification by facsimile, promptly after the presentation of any draft and certificate or equivalent documents in connection with any drawing under the Letter of Credit not reimbursed by or on behalf of the Borrower on the date such drawing is made, and

FUNB-TN shall, on or before 2:00 p.m. (Eastern time) on the date of any such drawing unconditionally pay to FUNB-NC the full amount of such drawing, provided that if FUNB-TN has not received such notice by 12:00 noon (Eastern time), FUNB-TN shall reimburse FUNB-NC on the next Business Day. FUNB-NC agrees that, for so long as FUNB-TN is not in default to FUNB- NC under this Section 2.2(B), FUNB-TN shall act as agent for FUNB-NC with respect to collection of payments due hereunder from the Borrower, receipt of financial and other information from the Borrower required hereunder, the declaration or waiver of any default hereunder, the giving or withholding of any consents, instructions or amendments hereunder or hereto, the exercise of any remedies following the occurrence of an Event of Default, and all other matters pertaining to relations and communications between the Borrower and the Credit Institution hereunder. To the extent any of the Financing Documents vests such authority in the Credit Institution, FUNB-NC agrees that it will act in accordance with the instructions of FUNB-TN.

                 SECTION 2.3. CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. It is a condition precedent to the obligation of FUNB-NC to issue the Letter of Credit that the Credit Institution shall have received each of the following documents or other items in form and substance satisfactory to the Credit Institution, and, in the case of appraisals and environmental reports, insurance and similar certifications and the like, prepared by professionals satisfactory to the Credit Institution; or if any such item shall be waived by the Credit Institution as a condition to the issuance of the Letter of Credit, such item shall be furnished to the Credit Institution at or before the time set forth in such waiver:

                 (A) Certified copies of the partnership agreement, partnership certificate and consent of partners of the Borrower, and certificate(s) of existence and incumbency certificate(s) for the Borrower's general partner, ARC, LLC, accompanied by an opinion of Bass, Berry & Sims, counsel to the Borrower, in form and substance satisfactory to the Credit Institution, including, without limitation, to the effect that the Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee and Kentucky and that the Financing Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally and except as rights of indemnification relating to liability under federal and state securities laws may be limited by applicable law;

                 (B) Certificates of existence, incumbency certificates, resolutions and certified copies of the organizational documents for the Guarantors, accompanied by an opinion of Bass, Berry & Sims, counsel to the Guarantors, in form and substance satisfactory to the Credit Institution, including without limitation, to the effect that each of the Guarantors is duly organized, validly existing and in good standing under the laws of the State of Tennessee and, if different, the State of its domestication, and that the Financing Documents to which each of them is a party have been duly authorized, executed and delivered and constitute the legal, valid and binding obligation of each Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditor's rights generally and except as rights of indemnification relating to liability under federal and state securities laws may be limited by applicable law;

                 (C)      A copy of the fully executed Indenture;

                 (D) The fully executed original of the Standby Note and fully executed originals of this Agreement, the Mortgage, the Security Agreement, the Collateral Agreement, the Pledge Agreement and the Guaranty Agreements;

                 (E) An ALTA lender's title insurance policy (the "Title Policy") on the Collateral Real Estate from Chicago Title Insurance Company with minimum coverage in an amount not less than the original Stated Amount of the Letter of Credit. The Title Policy shall insure that the Mortgage in favor of the Credit Institution is a lien on the Collateral Real Estate subject only to such exceptions as are Permitted Encumbrances and shall contain such endorsements and affirmative coverage as shall be requested by the Credit Institution;

                 (F) An opinion of Rubin Hays & Foley, Bond Counsel, in form and substance satisfactory to the Trustee;

                 (G) An opinion of Boult, Cummings, Conners & Berry, counsel to the Credit Institution, in form and substance satisfactory to the Trustee;

                 (H) Evidence that the Mortgage has been recorded in the Clerk's Office of Fayette County, Kentucky (the "Register's Office") and evidence that financing statements perfecting the Credit Institution's security interest in personal property have been duly filed in all required filing offices;

                 (I) A certificate of a person selected by the Borrower and knowledgeable in the insurance business, who is not a partner or employee of the Borrower, reciting that all policies of insurance required by the Loan Agreement to be in effect upon delivery of the Bonds are in full force and effect and that the amounts and types of insurance evidenced thereby comply with and satisfy all the requirements of the Loan Agreement, together with certificates or policies evidencing insurance coverage then in effect, which certificates and policies shall include flood insurance unless the Borrower shall have furnished the Credit Institution with written evidence satisfactory to the Credit Institution that the Collateral Real Estate is not located in an area shown as having special flood hazards on a map of the boundaries of Fayette County, Kentucky prepared by or on behalf of the U.S. Department of Housing and Urban Development;

                 (J) A current survey of the Collateral Real Estate, prepared and certified by a certified land surveyor in the form required by the Credit Institution;

                 (K) A copy of the certificate of occupancy required for the operation and occupancy of the Project by the Borrower, evidence that the Borrower has obtained and maintains in full force and effect all permits, licenses, certificates and authorizations needed to own and operate its home health business and the Project (including, without limitation, certificates of need and other regulatory approvals), and evidence that the Project complies with all zoning and building codes and ordinances applicable thereto;

                 (L) A current appraisal of the Collateral Real Estate by an appraiser engaged by the Credit Institution at the Borrower's expense, indicating an appraised value of the Project satisfactory to the Credit Institution, and which satisfies all applicable regulations of bank regulatory agencies having jurisdiction over the Credit Institution;

                 (M) An environmental engineer's environmental screening inspection report ("ESI") addressing environmental matters and indicating that the Collateral Real Estate is free of hazardous wastes and toxic substances and otherwise complying with the requirements of the Credit Institution;

                 (N) Payment to the Credit Institution in cash of all fees which are due on the Date of Issuance under Section 3.2;

                 (O) A copy of the Management Agreement for the Project between the Borrower and A.R.C. Management Corporation; and

                 (P) Such other documents as may have been reasonably requested by the Credit Institution.


                                ARTICLE III.
                          REIMBURSEMENT OBLIGATION;
                    OTHER PAYMENTS; LETTER OF CREDIT FEES

                 SECTION 3.1.  REIMBURSEMENT AND OTHER PAYMENTS.

                 (A) The Borrower hereby agrees to establish an interest bearing escrow account with FUNB-TN known as the Richmond Place Reimbursement Account (the "Reimbursement Account") and to pay to the Credit Institution (and the Credit Institution is hereby authorized to deduct from any and all operating accounts maintained by the Borrower with the Credit Institution) the following amounts in the manner and at the times set forth below:

                          (i)     All funds deposited in the Reimbursement
Account in accordance with subparagraphs (ii) and (iii) below shall be accounted for on a first-in, first-out basis. Amounts deposited in the Reimbursement Account shall be spent within a thirteen-month period beginning on the date of deposit; and earnings received from investment of money held in the Reimbursement Account shall be spent within a one-year period beginning on the date of receipt. Moneys in the Reimbursement Account at any time may be invested without restriction as to yield within the meaning of Section 148 of the Code at the direction of the Borrower. Any amounts in the appropriate subaccount of the Reimbursement Account on the date any payment is due under any subparagraph hereof shall be credited against the amount due. Any balance remaining in the Reimbursement Account after the Termination Date and the payment of all obligations of the Borrower due the Credit Institution hereunder and under all of the other Financing Documents shall be paid to the Borrower.

                          (ii)    Not later than 11:00 a.m. (Eastern time) on
the Business Day next preceding the twenty-fifth (25th) day of each consecutive month commencing November 24, 1995, the Borrower shall pay the Credit Institution in collected funds for deposit in the interest subaccount of the Reimbursement Account an amount equal to the amount of interest due and payable to the Trustee under the Indenture on the first Business Day of the immediately succeeding month, the same being equal to one-sixth (1/6) of the amount of interest due and payable on the Bonds on the next succeeding Semi-Annual Interest Payment Date. The amounts received by the Credit Institution pursuant to this subparagraph shall be deposited in the interest subaccount of the Reimbursement Account which shall be debited by the Credit Institution as necessary to reimburse the Credit Institution for each drawing under the Letter of Credit for interest on the Bonds.

                          (iii)   Not later than the second Business Day
preceding any date on which principal is due and payable on the Bonds at maturity or by sinking fund redemption or mandatory redemption, the Borrower shall pay the Credit Institution in collected funds for deposit in the principal subaccount of the Reimbursement Account the amount the Credit Institution will be required to advance under the Letter of Credit for such principal payment. In the event of a drawing under the Letter of Credit to pay principal on the Bonds as a result of an optional redemption or optional prepayment of the Bonds, the Borrower shall pay the Credit Institution in collected funds, or make other arrangements satisfactory to the Credit Institution pursuant to Section 4.1(B) below, to pay an amount sufficient to reimburse the Credit Institution for each drawing before the Trustee sends notice of redemption to the Bondholders. The principal amounts received by the Credit Institution pursuant to this subparagraph shall be deposited in the principal subaccount of the Reimbursement Account which shall be debited by the Credit Institution as necessary to reimburse the Credit Institution for each drawing under the Letter of Credit for principal on the Bonds. In the event the Trustee credits the amount to be drawn under the Letter of Credit for any principal payment made otherwise than from a draw on the Letter of Credit, a corresponding credit shall be granted to the Borrower for the amounts due hereunder.

                          (iv)    In addition to those amounts required to be
paid by Borrower under subparagraphs (ii) and (iii) above, Borrower shall deposit into the principal subaccount of the Reimbursement Account the amount of $170,000, representing the current balance in Borrower's existing escrow account. Borrower shall also pay on a quarterly basis to the Credit Institution, the following amounts for deposit into the principal subaccount of the Reimbursement Account on the dates indicated:



                          PAYMENT DATE                      AMOUNT
                          ------------                      ------
December 31, 1995                                           $36,000

March 31, 1996, June 30, 1996 and                           $53,750
September 30, 1996

December 31, 1996 and March 31, 1997                        $60,000



                 (B) In the event of a Tender Drawing under the Letter of Credit to purchase Bonds for the account of the Borrower pursuant to optional or mandatory tenders under the provisions of the Indenture, the Borrower shall continue to make the payments required by subparagraphs (A)(iii) and A(iv) above, and such payments shall be applied first to redeem Bonds purchased with the proceeds of such drawing and held for the account of the Borrower or the Credit Institution as of any maturity date or redemption date provided for in the Indenture. The Borrower shall cause all amounts received from the remarketing of such Bonds prior to any maturity date or redemption date provided for in the Indenture to be paid to the Credit Institution to reimburse it for the amount of such drawing. On the Termination Date, the Borrower shall pay the Credit Institution the aggregate amount of any and all such drawings that have not been previously reimbursed, subject to a credit for any amounts available therefor in the principal subaccount of the Reimbursement Account.

                 (C) In the event of any drawing under the Letter of Credit to make payments due on the Bonds as a result of any event or circumstance not covered by subparagraph (A) or subparagraph (B) above, the Borrower shall by no later than 12:00 p.m. (Nashville, Tennessee Time) on the day of such drawing pay to the Credit Institution an amount sufficient to reimburse the Credit Institution for such drawing to the extent funds are not available in the principal subaccount of the Reimbursement Account to cover such drawing reimbursement.

                 (D) In the event of a drawing under the Letter of Credit pursuant to subparagraph (B) above, the Borrower shall pay the Credit Institution interest on the entire amount of such drawing at the Prime Rate plus one- quarter of one percent (1/4%) per annum from the date of the draw until such amount is reimbursed in full, which interest shall be payable in arrears on the first Business Day of each month, on the Termination Date or on any earlier date of reimbursement pursuant to Section 3.6. In the event the payments required by subparagraphs (A), (B) or (C) above or subparagraph (G) below are not made on the due date thereof, the Borrower shall pay the Credit Institution interest on such outstanding amounts from the due date thereof until such amounts are paid in full at the Prime Rate plus two percent (2%) per annum.

                 (E) In the event the Credit Institution holds Bonds as pledgee or for its own account pursuant to a Tender Drawing and it receives payment in full for such Bonds and for all amounts due to it under this Agreement, the Credit Institution shall release such Bonds to the Trustee as provided in the Indenture.

                 (F) In any event, if as a result of a drawing under the Letter of Credit other than a Tender Drawing, the Credit Institution pays any amount under the Letter of Credit in excess of the amount in the Reimbursement Account applied to reimburse the Credit Institution therefor, the Borrower shall upon demand immediately reimburse the Credit Institution for such amount. Any amounts not so paid shall bear interest at the Prime Rate plus two percent (2%) per annum, which interest shall be payable on demand.

                 (G) The Borrower shall pay the Credit Institution on demand any and all reasonable charges and expenses, including legal fees (and interest on such amounts as provided in subparagraphs (D) and (F) above), which the Credit Institution may pay or incur relative to the Letter of Credit or in reviewing, interpreting, administering or enforcing any of its rights or responsibilities under this Agreement or the other Financing Documents.

                 SECTION 3.2.  FEES.

                 (A) In addition to any other fees payable to the Credit Institution, the Borrower shall pay to the Credit Institution a fee with respect to the Letter of Credit (a "Letter of Credit Fee") equal to either (i) 1.09% per annum, payable annually in advance on the date hereof and on each Anniversary Date thereafter; or (ii) 1.15% per annum, payable quarterly in advance on the date hereof and on each quarterly principal payment date described in Section 3.1(A)(iv) hereof (each such annual or quarterly payment date is referred to herein as a "Fee Payment Date"). If the annual payment date is chosen, the Letter of Credit Fee shall be calculated as a percentage of the initial Stated Amount of the Letter of Credit for the first year and of the maximum potential Stated Amount of the Letter of Credit then in effect for each year thereafter (as it is reduced from time to time by virtue of drawings to redeem the principal of the Bonds or to pay principal on the Bonds at maturity, but not drawings to purchase Bonds subject to optional or mandatory tender and as so determined on the date each fee payment is due). If the quarterly payment date is chosen, the Letter of Credit Fee shall be calculated as a percentage of the initial Stated Amount of the Letter of Credit for the first quarter and of the maximum potential Stated Amount of the Letter of Credit then in effect for each quarter thereafter (as it is reduced from time to time by virtue of drawings to redeem the principal of the Bonds or to pay principal on the Bonds at maturity, but not drawings to purchase Bonds subject to optional or mandatory tender and as so determined on the date each fee payment is due). The Letter of Credit fee shall be calculated on the basis of a 360-day year. There shall be no refund of any portion of such prepaid fee by reason of expiration, reduction, modification, termination, redemption or prepayment of any of the Stated Amount, the Letter of Credit or the Bonds subsequent to the date of receipt of such fee by the Credit Institution.

                 (B) Notwithstanding the foregoing, if an Event of Default occurs hereunder and is continuing, then from and after the occurrence of such Event of Default the Letter of Credit fee shall be simultaneously increased to two percent (2%) per annum multiplied by the maximum potential stated amount of the Letter of Credit on the Fee Payment Date immediately preceding such Event of Default. The excess over any Letter of Credit fee previously paid for the year, together with any balance of the fee for the current year, shall be due and payable in prorated monthly installments on the first of each month for the balance of the year. For any new year the Letter of Credit fee payable pursuant to this Section 3.2(B) shall be payable in full on the Anniversary Date.

                 (C) In addition to the fees payable pursuant to the preceding paragraph, a $1,000 transfer fee and a fee of $100 per draw shall be assessed against Borrower and payable on demand.

                 SECTION 3.3.  SUPPLEMENTAL PAYMENTS.

                 (A) If after the Date of Issuance (i) the Credit Institution determines, or acquiesces in the determination by a court or administrative or governmental authority that its obligations under this Agreement or the Letter of Credit are a deposit insured by the Federal Deposit Insurance Corporation ("FDIC") or (ii) the Credit Institution determines that any law or regulation, or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (A) impose, modify or deem applicable any insurance (including, without limitation, FDIC insurance), reserve, capital adequacy, special deposit or similar requirement for or against letters of credit issued or assets held by, or deposits in or for the account of, the Credit Institution or (B) impose on the Credit Institution any other condition regarding this Agreement or the Letter of Credit, including any relating to capital adequacy, and the result of any event referred to in clause
(A)(i) or (ii) above shall be to increase the cost to the Credit Institution of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Credit Institution's reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted in the Letter of Credit) then, upon demand by the Credit Institution, the Borrower shall immediately pay to the Credit Institution all additional amounts which are necessary to compensate the Credit Institution for such increased cost incurred by the Credit Institution. A certificate as to such increased cost incurred by the Credit Institution as a result of any event referred to in clause (A)(i) or
(ii) above submitted by the Credit Institution to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

                 (B) The Borrower shall also pay interest on such increased costs at the Prime Rate plus one-quarter of one percent (1/4%) per annum from the date the Credit Institution mails Borrower written notice of such change until such amount is paid in full.

                 SECTION 3.4. COMPUTATION OF INTEREST; FORM AND PLACE OF PAYMENT. The interest payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days. If the Prime Rate changes, the interest rate on all amounts due hereunder shall be adjusted on the day of each change in the Prime Rate. All payments by the Borrower to the Credit Institution hereunder shall be made in lawful currency of the United States and in immediately available funds on the date such payment is due at the Credit Institution's office at 150 Fourth Avenue North, Nashville, Tennessee 37219.

                 SECTION 3.5. STANDBY NOTE AND SECURITY FOR REIMBURSEMENT OBLIGATION.

                 (A) The Borrower shall execute and deliver the Standby Note to the Credit Institution on the Date of Issuance. In the event any sums are advanced under the Letter of Credit which are not immediately reimbursed to the Credit Institution, such sums shall be deemed to be advanced under the Standby Note.

                 (B) As security for the payment of all of its obligations under this Agreement, whether now existing or hereafter arising, the Borrower shall grant the Credit Institution a lien on, and an assignment of and security interest in, the Collateral Real Estate, all leases of and rents derived by the Borrower from the Collateral Real Estate, a security interest in all equipment, inventory, accounts and other personal property located on, used in connection with or arising from the Collateral Real Estate, pursuant to the Mortgage (in each case subject only to Permitted Encumbrances), and the Borrower shall execute and deliver (and cause the Guarantors and the other parties thereto to execute and deliver) the other Financing Documents.

                 (C) The Borrower hereby pledges, assigns, hypothecates, transfers and delivers to the Credit Institution all its right, title and interest in and to the Reimbursement Account and hereby grants to the Credit Institution a lien on, and security interest in, the Borrower's right, title and interest in and to the Reimbursement Account and in all proceeds thereof, and substitutions therefor, as additional collateral security for the prompt and complete payment when due of all amounts due from the Borrower to the Credit Institution under this Agreement and the other Financing Documents.

                 SECTION 3.6.  ACQUISITION OF BONDS.

                 (A) In the event the Remarketing Agent is able to remarket any Bonds as of the date of any Tender Drawing and the proceeds of such remarketing are paid to the Credit Institution on the date of such drawing, the Credit Institution shall relinquish any interest it may have had in the Bonds purchased with the proceeds of such drawing, but only to the extent of such payment, and the Trustee shall deliver Bonds, in a principal amount equal to the amount so paid, to the purchasers of such Bonds free of any claim of the Credit Institution.

                 (B) Subject to the provisions of this Agreement, in the event that as of the date of any Tender Drawing the Remarketing Agent has been unable to remarket any or all Bonds, a principal amount of Bonds equal to the amount owed the Credit Institution for such Tender Drawing shall immediately as of such date become, and be deemed to be, owned and held by the Credit Institution as pledgee of the Borrower (or, at the option of the Credit Institution upon prior written notice to the Borrower and the Trustee, for its own account), and the Borrower hereby and pursuant to the Pledge Agreement pledges to the Credit Institution, and grants the Credit Institution a security interest in, all Bonds so purchased for the account of the Borrower with the proceeds of a Tender Drawing.

                 (C) Upon notice to the Credit Institution that any of the Bonds held by the Credit Institution as pledgee or for its own account are to be remarketed and upon payment to the Credit Institution of the proceeds thereof and all accrued interest which is due the Credit Institution on the Tender Drawing used to purchase such Bonds, the Credit Institution shall release to the Trustee, for delivery to the purchasers thereof a principal amount of Bonds equal to the principal amount of such payment from the proceeds of the remarketing thereof, free of any pledge or ownership interest of the Credit Institution.

                 (D) The obligations of the Credit Institution hereunder shall remain in effect until the Termination Date.

                 (E) All amounts paid to the Credit Institution by the Borrower on Bonds held by the Credit Institution as pledgee or for its own account shall be credited against amounts due from the Borrower under Section 3.1(B) and (D).


                                 ARTICLE IV.
                 COVENANTS OF THE BORROWER; OTHER AGREEMENTS

                 SECTION 4.1. INCORPORATED COVENANTS OF BORROWER. All covenants of the Borrower in the other Financing Documents, to the extent not inconsistent herewith, are incorporated herein by reference and shall be deemed to have been made and reaffirmed by the Borrower for the benefit of the Credit Institution as if they were fully set forth herein. The Borrower hereby further covenants and agrees that until the Termination Date and payment to the Credit Institution of all amounts due and performance of all other obligations of the Borrower under the Financing Documents, it shall comply with the following additional affirmative and negative covenants, unless the Credit Institution shall otherwise consent in writing:

                 (A) ACCESS TO PROJECT AND RECORDS. The Borrower shall at any reasonable time and from time to time permit the Credit Institution or any agents or representatives thereof, (i) to examine and make copies of and abstracts from all relevant records and books of account of the Borrower, (ii) to discuss all relevant affairs, finances and accounts of the Borrower with any of its partners or employees, and (iii) to inspect the Project. ANY INSPECTIONS OF THE PROJECT BY THE CREDIT INSTITUTION SHALL IN NO WAY CONSTITUTE A WARRANTY TO THE BORROWER OR ANY THIRD PARTY AS TO THE STRUCTURAL, SOIL OR ENVIRONMENTAL CONDITIONS OF THE PROJECT OR OF THE LAND ON WHICH THE PROJECT IS LOCATED.

                 (B) PREPAYMENT OF LOAN OBLIGATIONS. The Borrower may cause, at any time, any optional prepayment of the Note as may be permitted under the Loan Agreement and Indenture and direct any corresponding optional redemption of Bonds as may be permitted under the Indenture by providing the Credit Institution with notice of the desired prepayment and by making satisfactory arrangements with the Credit Institution for reimbursing the Credit Institution in full for the drawing on the Letter of Credit necessary to effect such redemption of the Bonds by no later than the date on which the Trustee first sends notice thereof to the owners of the Bonds. Thereupon the Credit Institution shall notify the Trustee to begin redemption proceedings and to request the Trustee to draw on the Letter of Credit as required by the Indenture.

                 (C) GOOD STANDING. The Borrower shall maintain its status at all times as a limited partnership validly existing and in good standing under the laws of the State of Tennessee.

                 (D) TAX EXEMPT STATUS OF BONDS. The Borrower shall not take, fail to take or, to the extent it exercises any control, permit to be taken, any action if such action or failure to act would adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds and will perform all of its obligations under the Financing Documents to prevent or cure any default by the Borrower which would adversely affect such exclusion.

                 (E) BOOKS AND RECORDS. The Borrower shall keep or cause to be kept proper books of record and account, in which full and correct entries shall be made in accordance with generally accepted accounting principles, consistently applied, of all its business and affairs, and such books of record and account shall be kept at either (i) the principal place of business of the A.R.C. Management Corporation, or (ii) at the Borrower's principal place of business, being 111 Westwood Place, Brentwood, Tennessee. The Borrower shall not change its principal place of business or the location of its books and records relating to the Project without giving prior written notice of such change to the Credit Institution.

                 (F) FINANCIAL STATEMENTS. The Borrower shall furnish or cause to be furnished at its expense to the Credit Institution (i) all such financial and other data required to be furnished to FUNB-TN under the Loan Agreement of even date herewith executed by Borrower and FUNB-TN (the "FUNB-TN Loan Agreement"), (ii) promptly after receipt, copies of any and all deficiency or other notices, complaints, attempts to seek injunctive relief or attempts to seek injunctive remedies issued by any regulatory agency or authority having jurisdiction or authority over the Project, and (iii) promptly upon a request from the Credit Institution, such additional information, reports and statements as the Credit Institution may from time to time reasonably request.

                 (G) NOTICE OF DEFAULTS. The Borrower shall promptly notify the Credit Institution of any default by the Borrower under any of the Financing Documents or any filing by or against the Borrower of any petition in bankruptcy or any similar insolvency proceeding.

                 (H) NOTICE OF LITIGATION. The Borrower shall promptly inform the Credit Institution of any litigation, the adverse determination of which might materially prejudice the payment of the Bonds, the performance of its obligations under the Financing Documents, or the operation of the Project.

                 (I) GOVERNMENTAL LICENSES. The Borrower shall take all steps necessary to maintain in full force and effect all permits, licenses, certificates of need, and other authorizations and accreditations necessary for the Borrower to own and operate the Project as a 175 unit residential retirement community substantially as currently owned and operated and to own and operate its home health agency business as currently owned and operated in Fayette County and in each of the four surrounding counties of Bourbon, Scott, Jesamine, and Franklin.

                 (J) COMPLIANCE WITH LAWS; PAYMENT OF OBLIGATIONS. The Borrower shall comply with all valid and applicable statutes, rules and regulations, and shall pay all taxes, assessments, governmental charges, claims for labor, supplies and rent, and other obligations which, if unpaid, might become a lien against the Project (except liabilities being contested in good faith and against which, if requested by the Credit Institution, the Borrower shall set up reserves satisfactory to the Credit Institution).

                 (K) RESERVE ACCOUNTS. The Borrower shall maintain with FUNB-TN (i) a capital expenditure reserve account in an amount not less than $88,000 for the Project; and (ii) an operating expense reseve account in an amount equal to at least 14 times the annual average daily operating expenses for the Project. These reserve accounts shall be pledged to the Credit Institution as security for the obligations of Borrower hereunder.

                 (L) SECURITY DEPOSIT ACCOUNTS. To the extent required by applicable law, Borrower shall maintain a segregated security deposit account for the Project and shall advise the Credit Institution of its location.

                 (M) MERGER, ACQUISITION OR SALE OF ASSETS. The Borrower shall not merge or consolidate with, or sell or transfer all or substantially all of its property or assets to any person, firm, corporation or other entity.

                 (N) COPIES OF NOTICES OR COMPLAINTS ISSUED BY REGULATORY AGENCIES; DEFICIENCY REPORTS. The Borrower shall promptly after receipt, provide the Credit Institution with copies of any and all notices, complaints, attempts to seek injunctive relief and attempts to seek injunctive remedies issued by regulatory agencies having authority over the Project. Without limiting the foregoing, if the Borrower shall:

                          (1)     receive written notice that any violation of
any Environmental Laws may have been committed or is about to be committed by the Borrower;

                          (2)     receive written notice that any
administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging any material violation of any Environmental Laws or requiring the Borrower to take any action in connection with the release or threatened release of Hazardous Materials or solid waste into the environment; or

                          (3)     receive written notice from a federal, state,
foreign or local governmental agency or private party alleging that the Borrower is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental activity;

then it shall provide the Credit Institution with a copy of such notice within two Business Days of the Borrower's receipt thereof. Within ten days of the date the Borrower shall have learned of the enactment or promulgation of any Environmental Laws which may have a material adverse effect on the business, property, condition (financial or otherwise) or results of operations of the Borrower, taken as a whole, or which might materially impair the value of the Project, the Borrower shall provide the Credit Institution with notice thereof.

                 (O) SALE OR LEASE OF PROJECT. The Borrower shall not sell, lease or otherwise assign any interest in the Project or any portion thereof, except for residential leases signed in the ordinary course of business.

                 (P) NO FURTHER ENCUMBRANCES. The Borrower shall not mortgage, pledge or otherwise encumber, either directly or indirectly, or permit or suffer to exist any lien, security interest or encumbrance upon the Project or any of its other property except for (i) existing liens as of the date of this Agreement which are approved by the Credit Institution and are disclosed in the title policy delivered to the Credit Institution on the Date of Issuance, (ii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (iii) easements, rights-of-way, and other minor defects and irregularities in the title to the Project which do not impair the use of the Project or such other property or adversely affect the value thereof, and (iv) other liens and encumbrances approved by the Credit Institution.

                 (Q) NO PAYMENTS TO RELATED PARTIES. Without the prior written consent of the Credit Institution, the Borrower shall not directly or indirectly, except as permitted in the FUNB-TN Loan Agreement, enter into or permit the payment by the Borrower of any fee, service charge or other compensation or form of reimbursement to any Person or entity related to the Borrower, American Retirement Corporation, A.R.C. Management Corporation, or American Retirement Communities, LLC ("ARC-LLC") or any Person directly or indirectly controlled by or under common control with any one or more of them; provided however, so long as no Event of Default has occurred hereunder, the Credit Institution does consent to the payment of management fees to A.R.C. Management Corporation.

                 (R) SUBSTITUTE LETTER OF CREDIT. The Borrower shall not provide a Substitute Letter of Credit for the Bonds except (i) during the sixty
(60) day period ending immediately prior to the then Scheduled Termination Date of the Letter of Credit if the Borrower and the Credit Institution have been unable to reach an agreement upon the extension of the Letter of Credit beyond its then Scheduled Termination Date, or (ii) at any time after the Credit Institution fails to honor a valid draft under the Letter of Credit, or (iii) in connection with a conversion of the Interest Rate on the Bonds to a Fixed Rate.

                 (S) CERTIFICATE AS TO NO DEFAULT. The Borrower shall furnish to the Credit Institution within ninety (90) days after the close of each of its fiscal years a certificate signed by an officer of the general partner of the Borrower, stating that during such fiscal year and as of the date of such certificate no event or condition has happened or existed, or is happening or existing, which constitutes a Default or an Event of Default under the Financing Documents, or if such an event or condition has occurred or is occurring, specifying the nature and period of such event or condition and what action the Borrower has taken, is taking or proposes to take with respect thereto.

                 (T) MANAGEMENT OR OPERATING AGREEMENT. The Borrower shall not enter into any management or operating agreement for the Project with any person other than A.R.C. Management Corporation. The Borrower shall not modify or amend its management agreement with A.R.C. Management Corporation without the prior written consent of the Credit Institution.

                 (U) GENERAL PARTNER. ARC-LLC shall at all times be the sole general partner of Borrower, and Borrower shall not change or remove said general partner or add additional general partners to its partnership without the prior written consent of the Credit Institution.

                 (V) AMENDMENT OF FINANCING DOCUMENTS. The Borrower shall not amend or consent to the amendment of any of the Financing Documents, the FUNB-TN Loan Agreement, or any other document executed in connection therewith.

                 SECTION 4.2. CONTINUOUS OBLIGATIONS; OBLIGATIONS ABSOLUTE. This Agreement is a continuing obligation and shall (a) be binding upon the Borrower, its successors and assigns, and (b) inure to the benefit of and be enforceable by the Credit Institution and its successors, transferees and assigns; provided, the Borrower may not assign all or any part of this Agreement without the prior written consent of the Credit Institution. The obligations of the Borrower under this Agreement shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, and shall be absolute, irrevocable, and unconditional.

                 SECTION 4.3. TRANSFER OF LETTER OF CREDIT. The Letter of Credit may be transferred in accordance with the provisions set forth therein and upon any transfer the Borrower shall pay the Credit Institution a transfer fee of $1,000.

                 SECTION 4.4. REDUCTION AND REINSTATEMENT OF STATED AMOUNT OF LETTER OF CREDIT. The reduction and reinstatement of the Stated Amount by virtue of drawings under the Letter of Credit shall be as provided therein.

                 SECTION 4.5. EXTENSION OF THE SCHEDULED TERMINATION DATE. The Credit Institution, at its sole option, may extend the Scheduled Termination Date for purposes of this Agreement and the Letter of Credit for one or more years at a time. No exercise by the Credit Institution of such option shall obligate the Borrower to accept and pay any commission on the extension of this Agreement and the Letter of Credit unless the Borrower shall consent to such extension. If the Scheduled Termination Date is extended by agreement of the parties as provided herein, then the Credit Institution shall as soon as practicable thereafter give notice to the Trustee of such extension in the form of Exhibit G to the Letter of Credit.

                 SECTION 4.6. EVIDENCE OF DEBT. The Credit Institution shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from each drawing under the Letter of Credit and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

                 SECTION 4.7. OBLIGATIONS ABSOLUTE. The payment obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

              (i) any lack of validity or enforceability of any of the Financing Documents;

             (ii) any amendment or waiver of or any consent to departure from all or any of the Financing Documents;

            (iii) the existence of any claim, set-off, defense or other right that the Borrower or the Guarantor may have at any time against the Trustee or any other beneficiary or any transferee of the Letter of Credit (or any persons for whom the Trustee, any such beneficiary or any such transferee may be acting), the Credit Institution, or any other person whether in connection with this Agreement, the transactions contemplated hereby or by any and all other Financing Documents or any unrelated transaction;

             (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) payment by the Credit Institution under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; or

             (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.


                                 ARTICLE V.
                            DEFAULTS AND REMEDIES

                 SECTION 5.1. EVENTS OF DEFAULT. Unless waived by the Credit Institution pursuant to Section 5.2 hereof, each of the following shall constitute an Event of Default under this Agreement:

                 (A) Any representation or warranty made in this Agreement, in any certificate, report or opinion (including legal opinion), financial statement or other instrument furnished in connection with this Agreement or any of the other Financing Documents proves to have been untrue or incomplete in any material respect when made;

                 (B) The Borrower fails to pay on the date on which the same is due and payable as herein provided any payment required by this Agreement and/or the Standby Note to be paid by the Borrower and the same is not cured within two (2) Business Days;

                 (C) If, for any reason (other than release by the Credit Institution), the Mortgage, the Security Agreement, the Collateral Agreement, the Pledge Agreement or any Guaranty Agreement ceases to be in full force and effect;

                 (D)      The Borrower is dissolved;

                 (E) Any judgment against the Borrower or any attachment or levy against the property of the Borrower with respect to a claim for an amount in excess of $100,000 not adequately insured or indemnified against, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of twenty (20) days;

                 (F) A default or an event of default occurs and continues beyond any applicable cure period under the Mortgage, the Security Agreement, the Collateral Agreement, the Pledge

Agreement, any Guaranty Agreement, the Loan Agreement, or any of the other Financing Documents;

                 (G) A default or an event of default occurs and continues beyond any applicable cure period under the FUNB-TN Loan Agreement or any other document evidencing indebtedness of the Borrower to FUNB-NC and/or FUNB-TN;

                 (H) The Borrower shall fail to make any payment due from it on any indebtedness or other security for borrowed money beyond any applicable cure period (whether its liability therefor is direct or contingent), or if any event (other than the mere passage of time) or any condition in respect of any indebtedness or other security for borrowed money of the Borrower (whether its liability therefor is direct or contingent) or under any agreement securing or relating to such indebtedness or other security for borrowed money shall occur the effect of which, after the giving of any required notice and the expiration of any applicable cure period, is to cause (or permit any holder of such indebtedness or other security or a trustee to cause) such indebtedness or other security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or if any such indebtedness or other security for borrowed money otherwise is accelerated and becomes due prior to its stated maturity or prior to its regularly scheduled dates of payment;

                 (I) The determination by the Credit Institution in good faith that a material adverse change has occurred in the financial condition of any Guarantor which will impair such Guarantor's ability to comply with its obligations under its Guaranty Agreement; provided, however, that any such material adverse change shall not constitute an Event of Default hereunder until thirty (30) days following written notice from the Credit Institution to the Borrower of such material adverse change;

                 (J) (i) Failure of the Borrower to pay generally its debts as they become due, (ii) commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,
(iii) consent by the Borrower to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Borrower or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Borrower,
(iv) making by the Borrower of any assignment for the benefit of creditors or
(v) taking of action by the Borrower in furtherance of any of the foregoing;

                 (K) The (i) entry of any decree or order for relief by a court having jurisdiction over the Borrower or its property in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,
(ii) appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Borrower or any substantial part of its property or (iii) entry of any order for the termination or liquidation of the Borrower or its affairs;

                 (L) Failure of the Borrower within thirty (30) days after the commencement of any proceedings against it under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law, to have such proceedings dismissed or stayed;

                 (M) Notwithstanding the provisions of Section 6.8 hereof, any material provision of this Agreement at any time for any reason ceases to be valid and binding on the Borrower, or is declared to be null and void, or the validity or enforceability thereof is contested by the Borrower or any governmental agency or authority, or the Borrower denies that it has any or further liability or obligation under this Agreement or any of the other Financing Documents;

                 (N) The Borrower at any time shall not hold or shall fail to renew any certificates of need, material operating licenses or accreditation documents necessary to operate the Project or its related home health agency business;

                 (O) The Credit Institution, at any time, shall not hold a valid, perfected security interest or lien in any of the collateral described in Section 3.5 and in Section 3.6(B) hereof (subject only to Permitted Encumbrances) or any subordinate liens will be placed against any of such collateral, including, but not limited to, any liens for any delinquent taxes whatsoever, except for a tax lien that is being contested in good faith and for which Borrower provides additional security satisfactory in all respects to the Credit Institution and except for Permitted Encumbrances; or

                 (P) The Borrower defaults in the due and punctual observance or performance of any other term, covenant or agreement herein contained (other than as specified elsewhere in this Section 5.1), which default remains unremedied for thirty (30) days (or such other cure period as may be specified herein) after the earlier of (i) written notice from the Credit Institution to the Borrower of such breach or (ii) Borrower's knowledge of the occurrence of such breach.

                 Upon the occurrence of an Event of Default under this Agreement, the Credit Institution, by notice to the Borrower (except that such notice to the Borrower shall not be required in the case of any Event of Default under Section 5.1(E), (J), (K) (L) or (M) above), may in its sole discretion, but shall not be obligated to (i) declare all amounts outstanding and payable by the Borrower under this Agreement to be forthwith due and payable, and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) pursue any other remedy permitted to the Credit Institution under the Financing Documents, under any other collateral agreements securing the Borrower's obligations hereunder, or at law or in equity, including but not limited to directing the Trustee to accelerate the Bonds and the Trustee to make a drawing under the Letter of Credit to pay or purchase the Bonds in accordance with Section 702 of the Indenture. In the event the Credit Institution determines to exercise its right to direct the Trustee to accelerate the Bonds and the Trustee to make a drawing under the Letter of Credit to pay or purchase the Bonds in accordance with Section 702 of the Indenture as a result of a covenant default hereunder, the Credit Institution shall give the Trustee the notice pursuant to

Section 702(c) of the Indenture. Upon the occurrence of an Event of Default hereunder, the Credit Institution may also exercise any right of a secured party under the Uniform Commercial Code as to (i) any Bonds held by it as pledgee pursuant to a Tender Drawing, (ii) the collateral in the Reimbursement Account, and (iii) the fixtures, equipment and other personal property located on, used in connection with or arising from the Collateral Real Estate and the collateral provided in the Collateral Agreement; and, in addition to all remedies available to the Credit Institution at law or in equity, pursuant to any claim of subrogation by reason of any payment made pursuant to the Letter of Credit, the Credit Institution in accordance with the Indenture shall be entitled to enforce the rights of the owners of the Bonds under the Indenture and the other Financing Documents against the Borrower notwithstanding any payment, satisfaction or discharge thereof, irrespective of whether such payment, satisfaction or discharge shall have been entered as a matter of record in any court or other office wherein liens, mortgages, deeds of trust or financing statements are filed pursuant to law.

                 SECTION 5.2. NO WAIVER; REMEDIES CUMULATIVE. No failure by the Credit Institution to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other further exercise thereof or the exercise of any other right. No waiver under this Agreement shall be valid unless in writing signed by the Borrower and the Credit Institution, and, unless otherwise specified in such waiver, shall be effective only in the specific instance and for the specific purpose for which given and shall not preclude the right of the Credit Institution to require strict compliance with the terms hereof in any subsequent instance, whether similar or dissimilar. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.


                                 ARTICLE VI.
                                MISCELLANEOUS

                 SECTION 6.1. RIGHT OF SET-OFF. In addition to any other, right or remedy that the Credit Institution may have by operation of law or otherwise, upon the occurrence of any Event of Default under this Agreement, the Credit Institution shall be entitled to exercise its banker's lien upon and its right to set-off against any and all balances, credits, deposits, accounts or moneys at any time held and other indebtedness at any time owing by the Credit Institution to or for the credit or account of the Borrower and apply the same against the payment of any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any of the other Financing Documents.

                 SECTION 6.2. LIABILITIES. All acts, including any failure to act, relating to the Project and the issuance of the Bonds and the Letter of Credit by any director, officer, employee, agent, representative or designee of the Credit Institution are performed solely for the benefit of the Credit Institution to assure repayment of the Borrower's obligations to the Credit Institution hereunder and under the other Financing Documents and are not for the benefit of the Borrower or the benefit of any other person. Under no circumstances whatsoever shall the Credit Institution, its directors, officers or employees, be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the collateral of any nature or kind whatsoever, or in any matter or proceedings arising out of or relating thereto. The Credit Institution shall not be required to take any action of any kind to collect or protect any interest in the collateral, including but not limited to, the collection of the Loan, or to take any action necessary to preserve the Credit Institution's or the Borrower's rights against prior parties to any of the collateral. To the extent permitted by law, the Credit Institution shall not be liable or responsible in any way for the safekeeping, care or custody of any of the collateral, for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of the Borrower or any of its agents or any third party, but the same shall be at the Borrower's sole risk at all times. Neither the Credit Institution nor any of its directors, officers or employees shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or moneys drawn thereunder or for any acts or omissions of the Trustee and any beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Credit Institution against presentation of documents provided such documents on their face appear to be in order and in compliance with the Letter of Credit; and (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Borrower shall have a claim against the Credit Institution, and the Credit Institution shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) the Credit Institution's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Credit Institution's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit (absent issuance of a court order purporting to enjoin such payment). In furtherance and not in limitation of the foregoing, the Credit Institution may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Except as otherwise provided in this paragraph, the Borrower hereby releases the Credit Institution from any claims, causes of action and demands at any time arising out of or with respect to this Reimbursement Agreement and any actions taken or omitted to be taken by the Credit Institution with respect thereto, and the Borrower hereby agrees to hold the Credit Institution harmless from and with respect to any and all such claims, causes of action and demands.

                 The Borrower further agrees that the Credit Institution shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agent, attorney, receiver or operator contracted for by the Credit Institution in making examinations or investigations, or otherwise in perfecting, maintaining, protecting or realizing upon any security for the Borrower's obligations hereunder and selected with reasonable care by the Credit Institution; provided, however, the Credit Institution shall be liable for the gross negligence or wilful misconduct of any such accountant, examiner, agent, attorney, receiver or operator.

                 SECTION 6.3. ESTOPPEL CERTIFICATE. The Borrower will, upon not less than ten (10) days' request by the Credit Institution, execute, acknowledge and deliver to the Credit Institution or to such other person(s) as the Credit Institution shall identify a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower have been paid, and (b) the then unpaid principal balance of the Bonds; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Financing Documents is in default in the performance of any covenant, agreement or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by the Credit Institution and such other person(s) to whom such statement is made.

                 SECTION 6.4. MODIFICATIONS. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be approved in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower not provided for herein in any case shall entitle the Borrower to any other or further notice or demand not provided for herein in the same, similar or other circumstance.

                 SECTION 6.5. SUCCESSORS; TERM. This Agreement shall inure to the benefit of and shall be binding upon each successor or assign of each party. This Agreement shall continue in full force and effect until the Credit Institution shall no longer be bound to fund under the Letter of Credit and the Borrower shall have paid all amounts due hereunder and under the other Financing Documents and complied with all other provisions and conditions of this Agreement.

                 SECTION 6.6. FEES AND EXPENSES; EXPENSES OF COLLECTION. The Borrower shall pay all fees of the Issuer, the Trustee, the Placement Agent, the Remarketing Agent and the Credit Institution and shall pay all fees and expenses of, or reimburse the Credit Institution for amounts therefor paid by it to, all appraisers (regardless of whether engaged by the Borrower or the Credit Institution), engineers, surveyors, environmental auditors, architects, title insurers and counsel performing services for the Issuer, the Trustee, the Borrower, the Placement Agent, the Remarketing Agent and the Credit Institution and Bond Counsel with respect to or in any way connected with the Bonds, the Financing Documents and the transactions contemplated thereby. The Borrower agrees to pay all expenses, including reasonable attorneys fees, which are incurred or paid by the Credit Institution in administering this Agreement, determining its rights and responsibilities hereunder and under the other Financing Documents and collecting any amounts due it or protecting or enforcing any of its rights hereunder and thereunder, and notwithstanding any disposition of any collateral securing the Credit Institution hereunder and thereunder, the Borrower shall pay to the Credit Institution any deficiencies which remain after such disposition. In addition, the Borrower shall pay any and all stamp, recording, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and any recording of any Financing Documents and agrees to save the Credit Institution harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Borrower shall pay any brokerage fees or commissions arising from the issuance of the Bonds and the Letter of Credit and shall defend, indemnify, and hold the Credit Institution harmless against any and all expenses, liabilities and losses arising from such claims in connection therewith.

                 SECTION 6.7. NOTICES. All demands, notices, approvals, consents, requests and other communications provided for hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom sent, addressed to it, at its address or telephone or telecopier number set forth below or such other address or telephone or telecopier number as such party may hereafter specify for the purpose by notice to the other party set forth below. Each such notice, request or communication shall be effective (a) if given by telephone, telex, telecopier or other electronic means, when such communication is transmitted to the address specified below and any appropriate answerback is received, (b) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (c) if given by any other means, when delivered at the address specified below:


              (i)         If to the Borrower:

                          American Retirement Communities, L.P.
                          c/o American Retirement Corporation
                          Suite 402, 111 Westwood Place
                          Brentwood, Tennessee  37027
                          Attention:  George Hicks
                          Telephone No.:  (615) 221-2260
                          Telecopier No.:  (615) 221-2269

             (ii)         If to the Credit Institution:

                          First Union National Bank of Tennessee
                          150 Fourth Avenue North
                          Nashville, Tennessee 37219
                          Attention: Scott Miler
                          Telephone No.:  (615) 251-0768
                          Telecopier No.:  (615) 251-9461

or (iii) in either of the foregoing cases, at such other address or telex, telecopier, bank wire or telephone number as the addressee may hereafter specify for the purpose in a notice to the other party specifically captioned "Notice of Change of Address Pursuant to Section 6.7 of the Reimbursement Agreement."

                 SECTION 6.8. ILLEGALITY. If fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to reimbursement of amounts drawn under the Letter of Credit and payment of Letter of Credit fees operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision impairs reimbursement of any amounts drawn under the Letter of Credit or payment of fees due hereunder, then, at the option of the Credit Institution, all amounts due from the Borrower under this Agreement shall become immediately due and payable.

                 SECTION 6.9. ASSIGNMENT. This Agreement may not be assigned by the Borrower without the prior written consent of the Credit Institution.

                 SECTION 6.10. PARTICIPATIONS. The Borrower recognizes that the Credit Institution or a participant may sell and transfer interests in the Letter of Credit to one or more participants or subparticipants and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to the Borrower or the Letter of Credit may be exhibited to and retained by any such participant or subparticipant whether actual or prospective.

                 SECTION 6.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Agreement may be executed by one or more of the parties hereto, and some different counterparts or copies executed by other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies and all counterparts or copies hereof so executed shall constitute but one and the same instrument. Each party hereto ("Signing Party"), by execution of a counterpart or copy hereof, expressly authorizes and directs any other party hereto to detach the signature pages and/or acknowledgment, attestation, witness, jurat or similar pages thereto from the counterpart or copy hereof executed by Signing Party and affix same to another identical counterpart or copy hereof such that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one counterpart or copy hereof to which the attached signature pages containing signatures of all parties hereto together with any such acknowledgment, attestation, witness, jurat or similar pages relating thereto.

                 SECTION 6.12. RULE OF CONSTRUCTION. As to the rights and obligations of the Borrower and the Credit Institution against and to each other, the provisions of this Agreement and the Mortgage shall control to the extent they are inconsistent with the provisions of the Indenture, the Loan Agreement or any other Financing Documents.

                 SECTION 6.13. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Tennessee without reference to choice of law principles.

                 SECTION 6.14. INDENTURE. The Borrower acknowledges and consents to the provisions of the Indenture.

                 SECTION 6.15.  CONSENT TO SERVICE; WAIVER OF JURY.

                 (A) The Borrower agrees that any suit, action or proceeding arising out of or relating to this Reimbursement Agreement, the Standby Note, the other Financing Documents or any related documents may be instituted against it in any Tennessee court or in any U.S. District Court sitting in the State of Tennessee (assuming such latter court has jurisdiction over such suit, action or proceeding), at the option of the person or entity bringing such suit, action or proceeding, and the Borrower waives any objection which it may have to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Nothing herein shall affect the right of the Credit Institution to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                 (B) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT, THE STANDBY NOTE OR THE OTHER FINANCING DOCUMENTS.

                 SECTION 6.16. ACTION BY CREDIT INSTITUTION THROUGH AND RELIANCE UPON OTHERS. The Credit Institution may execute and perform any of the duties or powers required of it hereunder by or through attorneys, receivers or agents, shall be entitled to advice of counsel concerning all matters with respect to its duties hereunder, and shall not be answerable for the default or negligence of any such attorney, receiver or agent selected by it with reasonable care, or for the exercise of any discretion or power under this Agreement except only for its own gross negligence or willful misconduct, or that of its attorneys, receivers or agents.

                 SECTION 6.17. CREDIT INSTITUTION MAY RELY UPON INSTRUMENTS. Absent its own gross negligence or willful misconduct, the Credit Institution shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, and the Credit Institution shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as evidence of the truth and accuracy of such statements.

                 SECTION 6.18. ENTIRE AGREEMENT. The Financing Documents shall completely and fully supersede all other prior commitments, both written and oral, between the Credit Institution and the Borrower relating to the obligations of the Borrower thereunder, and neither the Credit Institution nor the Borrower shall hereafter have any rights under such other prior commitments but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the obligations of the Borrower thereunder.

                 SECTION 6.19. GENDER. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

                 SECTION 6.20. HEADINGS. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.


                 WITNESS the following signatures, all as of the date first above written.


                                        American Retirement Communities, L.P.,
                                        a Tennessee limited partnership

                                        By:  American Retirement Communities,
                                             LLC, a Tennessee limited
                                             liability company, its sole
                                             general partner


                                             By: /s/____________________________


                                             Its:_______________________________

                                        FIRST UNION NATIONAL BANK OF TENNESSEE,
                                        a national banking association


                                        By /s/__________________________________

                                        Its_____________________________________


                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA, a national banking association


                                        By /s/__________________________________

                                        Its_____________________________________

                             FIRST AMENDMENT TO
                           REIMBURSEMENT AGREEMENT

                 This First Amendment to Reimbursement Agreement ("Amendment") is entered into as of the 18th day of February, 1997 by FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association; FIRST UNION NATIONAL BANK OF TENNESSEE, a national banking association (these two banks are referred to herein collectively as the "Credit Institution"); and AMERICAN RETIREMENT COMMUNITIES, L.P. ("Borrower"), a Tennessee limited partnership.

                                  RECITALS:

                 WHEREAS, the Credit Institution and Borrower have previously entered into that Reimbursement Agreement (the "Reimbursement Agreement") dated as of October 31, 1994 (capitalized terms not otherwise defined herein shall have the meaning assigned in the Reimbursement Agreement); and

                 WHEREAS, the parties wish to amend the Reimbursement Agreement in certain respects;

                 NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                 1. The Reimbursement Agreement is hereby amended by revising the table of required deposits set forth in Section 3.1(A)(iv) thereof to provide in full as follows:



                          Payment Date                                       Amount
                          ------------                                       ------
                          March 31, 1997,                                    $60,000.00
                          June 30, 1997 and
                          September 30, 1997

                          December 31, 1997                                  $65,000.00

                 2. The Reimbursement Agreement is hereby amended by revising the definition of "Letter of Credit" on page 5 thereof to read in full as follows:

                          "Letter of Credit" shall mean the Letter of Credit
                 issued by FUNB-NC to the Trustee pursuant to this Agreement in the form of Exhibit A hereto, as supplemented, modified, extended, restated or amended from time to time.

                 3. The Reimbursement Agreement is hereby amended by revising the definition of "Scheduled Termination Date" on page 5 thereof to read in full as follows:

                          "Scheduled Termination Date" shall mean the "Stated
Expiration Date" as set forth in the Letter of Credit from time to time.

                 4. The Reimbursement Agreement is hereby amended by revising the reference to "Exhibit G" in the last sentence of Section 4.5 thereof to be a reference to "Annex D".

                 5. Pursuant to Section 3.2(A) of the Reimbursement Agreement, Borrower hereby elects the quarterly payment option of Section 3.2(A)(ii) at the rate of 1.15%, as provided therein.

                 6. Concurrently with the execution hereof, the Credit Institution shall issue and deliver to the Trustee an extension of the Stated Expiration Date to March 31, 1998 in the form annexed to the Letter of Credit as Annex D.

                 7. Concurrently with the execution of this Amendment, Borrower shall pay to the Credit Institution a renewal fee in the amount of $10,221.13 (1/8% of the stated amount of the Letter of Credit).

                 8. As amended hereby, the Reimbursement Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

                 Dated as of the date stated above.


                                               FIRST UNION NATIONAL BANK
                                               OF NORTH CAROLINA

                                               By: /s/__________________________
                                               Title:___________________________


                                               FIRST UNION NATIONAL BANK OF
                                               TENNESSEE

                                               By: /s/__________________________
                                               Title:___________________________

                                               AMERICAN RETIREMENT COMMUNITIES,
                                               L.P.

                                               BY:  AMERICAN RETIREMENT
                                                    COMMUNITIES, L.L.C., G.P.


                                               By: /s/__________________________

                                               Title:___________________________





                                    - 3 -